UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006 (September 17, 2006)

ETHANEX ENERGY, INC.
(f/k/a New Inverness Explorations, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-129810	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14500 Parallel Road, Suite A
Basehor, KS	66007
(Address of principal executive offices)	(Zip Code)

(913) 724-4106
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 1.01 Entry into a Material Definitive Agreement

On September 17, 2006, Ethanex Energy, Inc., (the “Registrant”) entered into a joint venture agreement with Star Ethanol, LLC (“Star”), an Illinois limited liability company, to construct and operate a 132 million gallon per year (“MMGY”) ethanol facility in Franklin County, Illinois utilizing fractionation technology in the production of ethanol and ethanol-related products (the “Plant”). The joint venture will operate as Ethanex Southern Illinois, LLC, an Illinois limited liability company (the “Company”), through which they will construct an ethanol facility and develop, manufacture, distribute, and sell ethanol and ethanol-based products.

The Registrant will have an initial membership interest in the Company of 85% and Star will have a 15% membership interest. Star has the right to secure an additional 10% membership interest through additional capital contributions made before the mechanical completion of the facility.

The Plant construction is expected to begin during the first quarter of 2007 and the Plant is expected to be completed during the second half of 2008. Once operational, the Registrant will operate the Plant and market the ethanol and ethanol related products produced at the Plant.

The Registrant’s initial contribution to the Company is $2,000,000, tangible and intangible assets, goodwill, and management expertise. Furthermore, the Registrant will secure the financing necessary to complete the Plant as well as oversee the design and construction of the Plant. Star’s initial contribution will be at total of $11,250,000, which is 15% of the anticipated cost of construction with 70% leverage. In the event Star is unable to make its initial capital contribution, the Registrant has agreed to advance Star up to $4,000,000 toward its initial contribution in the form of a senior subordinated debenture, which will bear interest at the rate of 11% per year, compounded quarterly.

Under the terms of the joint venture agreement, the parties entered into a limited liability operating agreement governing the Company on September 20, 2006. Pursuant to such operating agreement, the Company will be managed by a manager under the direction of a board of directors, two of whom will be appoint by the Registrant, two by Star, and one jointly. The manager will serve as chairperson. Day-to-day operations will be the responsibility of the president/CEO. Both the Company’s manager and president/CEO will be appointed by the Registrant.

The foregoing description of the joint venture is qualified in its entirety be reference to the joint venture agreement and operating agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2 and incorporated herein by reference. In addition, a copy of the press release announcing the joint venture is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description
10.1	Joint Venture Agreement dated September 17, 2006 by and between Star Ethanol, LLC and Ethanex Energy, Inc.
10.2	Operating Agreement of Ethanex Southern Illinois, LLC dated September 20, 2006.
99.1	Press Release dated September 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHANEX ENERGY, INC.

Dated: September 21, 2006	By:	/s/ Albert W. Knapp
Name: Albert W. Knapp Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Joint Venture Agreement dated September 17, 2006 by and between Star Ethanol, LLC and Ethanex Energy, Inc.
10.2	Operating Agreement of Ethanex Southern Illinois, LLC dated September 20, 2006.
99.1	Press Release dated September 18, 2006